                                                                  EXHIBIT (e)(3)

                                                          AG PLATINUM CHOICE VUL
                                               VARIABLE UNIVERSAL LIFE INSURANCE
(LOGO)                                                  SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
A member of American International Group, Inc.
Home Office: Houston, Texas
________________________________________________________________________________
(This supplement must accompany the appropriate application for life insurance.) The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

          ------------------------       --------------------------------------
          Name of proposed insured       Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS     In the "Premium Allocation" column, indicate how
                       each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST
                       EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                             PREMIUM      DEDUCTION                                         PREMIUM      DEDUCTION
                                            ALLOCATION   ALLOCATION                                        ALLOCATION   ALLOCATION
                                            ----------   ----------                                        ----------   ----------
AGL DECLARED FIXED INTEREST ACCOUNT (301)       ______%      ______%  MFS(R) VARIABLE INSURANCE TRUST
THE ALGER PORTFOLIOS                                                  New Discovery* (722)                     ______%      ______%
Capital Appreciation (702)                      ______%      ______%  Research (723)                           ______%      ______%
AMERICAN CENTURY(R) VARIABLE                                          NEUBERGER BERMAN ADVISERS
PORTFOLIOS, INC.                                                      MANAGEMENT TRUST
American Century VP Value (704)                 ______%      ______%  Mid Cap Growth (725)                     ______%      ______%
AMERICAN FUNDS INSURANCE SERIES(R)                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Asset Allocation(SM) (681)                      ______%      ______%  Global Fund/VA* (727)                    ______%      ______%
Global Growth(SM)* (682)                        ______%      ______%  PIMCO VARIABLE INSURANCE TRUST
Growth(SM) (683)                                ______%      ______%  CommodityRealReturn(R)
Growth-Income(SM) (684)                         ______%      ______%  Strategy* (728)                          ______%      ______%
High-Income Bond(SM) (685)                      ______%      ______%  Global Bond (732)                        ______%      ______%
International(SM)* (686)                        ______%      ______%  Real Return (729)                        ______%      ______%
ANCHOR SERIES TRUST                                                   Short-Term (730)                         ______%      ______%
Capital Appreciation (687)                      ______%      ______%  Total Return (731)                       ______%      ______%
Government and Quality Bond (688)               ______%      ______%  SEASONS SERIES TRUST
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                               Mid Cap Value (690)                      ______%      ______%
Contrafund(R) (708)                             ______%      ______%  SUNAMERICA SERIES TRUST
Equity-Income (709)                             ______%      ______%  Balanced (737)                           ______%      ______%
Growth (713)                                    ______%      ______%  VALIC COMPANY I
Mid Cap (714)                                   ______%      ______%  Dynamic Allocation* (696)                ______%      ______%
Money Market (689)                              ______%      ______%  Emerging Economies* (691)                ______%      ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE                                 Foreign Value* (692)                     ______%      ______%
PRODUCTS TRUST                                                        International Equities Index* (738)      ______%      ______%
Franklin Mutual Shares VIP - Class 2 (716)      ______%      ______%  Mid Cap Index (739)                      ______%      ______%
Franklin Small Cap Value VIP -                                        Nasdaq-100(R) Index (741)                ______%      ______%
Class 2* (715)                                  ______%      ______%  Science & Technology* (742)              ______%      ______%
INVESCO VARIABLE INSURANCE FUNDS                                      Small Cap Index* (743)                   ______%      ______%
Global Real Estate* (701)                       ______%      ______%  Stock Index (744)                        ______%      ______%
Growth and Income (745)                         ______%      ______%  VALIC COMPANY II
International Growth* (700)                     ______%      ______%  Mid Cap Value (693)                      ______%      ______%
JANUS ASPEN SERIES                                                    Socially Responsible (694)               ______%      ______%
Enterprise (719)                                ______%      ______%  Strategic Bond (695)                     ______%      ______%
Forty (717)                                     ______%      ______%
JPMORGAN INSURANCE TRUST                                              OTHER: ____________________              ______%      ______%
Core Bond (925)                                 ______%      ______%                                             100%         100%
                                                                      *If you select the Guaranteed Minimum Death Benefit (GMDB)
                                                                      rider there are investment requirements for these investment options. Please refer to the prospectus or sales illustration.

________________________________________________________________________________
AGLC107631-2014                             Page 1 of 5

DOLLAR COST AVERAGING (DCA)

DOLLAR COST        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can
AVERAGING (DCA)    be systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the investment options below.
                   Please refer to the prospectus for more information on the DCA option.

                   NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAS BEEN CHOSEN.

                   Day of the month for transfers: (Choose a day of the month between 1-28.)

                   Frequency of transfers:  [ ] Monthly  [ ]  Quarterly
                   [ ]  Semiannually  [ ]  Annually

                   DCA to be made from the following investment option:

                   (AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR
                   DCA)
                   Transfer $                 ($100 MINIMUM, WHOLE DOLLARS ONLY)

THE ALGER PORTFOLIOS                                                MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (702)                        $ ___________     New Discovery (722)                          $ ___________
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                       Research (723)                               $ ___________
American Century VP Value (704)                   $ ___________     NEUBERGER BERMAN ADVISERS
AMERICAN FUNDS INSURANCE SERIES(R)                                  MANAGEMENT TRUST
Asset Allocation(SM) (681)                        $ ___________     Mid Cap Growth (725)                         $ ___________
Global Growth(SM) (682)                           $ ___________     OPPENHEIMER VARIABLE ACCOUNT FUNDS
Growth(SM) (683)                                  $ ___________     Global Fund/VA (727)                         $ ___________
Growth-Income(SM) (684)                           $ ___________     PIMCO VARIABLE INSURANCE TRUST
High-Income Bond(SM) (685)                        $ ___________     CommodityRealReturn(R) Strategy (728)        $ ___________
International(SM) (686)                           $ ___________     Global Bond (732)                            $ ___________
ANCHOR SERIES TRUST                                                 Real Return (729)                            $ ___________
Capital Appreciation (687)                        $ ___________     Short-Term (730)                             $ ___________
Government and Quality Bond (688)                 $ ___________     Total Return (731)                           $ ___________
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                             SEASONS SERIES TRUST
Contrafund(R) (708)                               $ ___________     Mid Cap Value (690)                          $ ___________
Equity-Income (709)                               $ ___________     SUNAMERICA SERIES TRUST
Growth (713)                                      $ ___________     Balanced (737)                               $ ___________
Mid Cap (714)                                     $ ___________     VALIC COMPANY I
Money Market (689)                                $ ___________     Dynamic Allocation (696)                     $ ___________
FRANKLIN TEMPLETON VARIABLE INSURANCE                               Emerging Economies (691)                     $ ___________
PRODUCTS TRUST                                                      Foreign Value (692)                          $ ___________
Franklin Mutual Shares VIP - Class 2 (716)        $ ___________     International Equities Index (738)           $ ___________
Franklin Small Cap Value VIP - Class 2 (715)      $ ___________     Mid Cap Index (739)                          $ ___________
INVESCO VARIABLE INSURANCE FUNDS                                    Nasdaq-100(R) Index (741)                    $ ___________
Global Real Estate (701)                          $ ___________     Science & Technology (742)                   $ ___________
Growth and Income (745)                           $ ___________     Small Cap Index (743)                        $ ___________
International Growth (700)                        $ ___________     Stock Index (744)                            $ ___________
JANUS ASPEN SERIES                                                  VALIC COMPANY II
Enterprise (719)                                  $ ___________     Mid Cap Value (693)                          $ ___________
Forty (717)                                       $ ___________     Socially Responsible (694)                   $ ___________
JPMORGAN INSURANCE TRUST                                            Strategic Bond (695)                         $ ___________
Core Bond (925)                                   $ ___________     OTHER:______________                         $ ___________

________________________________________________________________________________
AGLC107631-2014                             Page 2 of 5

AUTOMATIC REBALANCING

AUTOMATIC      ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable investment
REBALANCING    options can be automatically rebalanced based on the premium allocation percentages designated on Page 1 unless different instructions are provided below.

               THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING. If this account has been designated in your premium allocations on Page 1, and you have elected rebalancing, you MUST provide new instructions below on how to rebalance your funds. You must use the same variable investment options that you selected on Page 1, but the allocation percentages can differ from your original premium allocations percentages.

               CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:
               [ ] Quarterly   [ ] Semiannually    [ ] Annually

               NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION
                     HAS BEEN CHOSEN. QUARTERLY AUTOMATIC REBALANCING IS REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED. THE $5,000 MINIMUM BEGINNING ACCUMULATION VALUE REQUIREMENT IS WAIVED WHEN THE GMDB RIDER HAS BEEN SELECTED.

                                                REBALANCE                                                        REBALANCE
                                                ALLOCATION                                                       ALLOCATION
                                                ----------                                                       ----------
THE ALGER PORTFOLIOS                                            MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (702)                     ____________%    New Discovery* (722)                             ____________%
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                   Research (723)                                   ____________%
American Century VP Value (704)                ____________%    NEUBERGER BERMAN ADVISERS
AMERICAN FUNDS INSURANCE SERIES(R)                              MANAGEMENT TRUST
Asset Allocation(SM) (681)                     ____________%    Mid Cap Growth (725)                             ____________%
Global Growth(SM)* (682)                       ____________%    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Growth(SM) (683)                               ____________%    Global Fund/VA* (727)                            ____________%
Growth-Income(SM) (684)                        ____________%    PIMCO VARIABLE INSURANCE TRUST(R)
High-Income Bond(SM) (685)                     ____________%    CommodityRealReturn Strategy* (728)              ____________%
International(SM)* (686)                       ____________%    Global Bond (732)                                ____________%
ANCHOR SERIES TRUST                                             Real Return (729)                                ____________%
Capital Appreciation (687)                     ____________%    Short-Term (730)                                 ____________%
Government and Quality Bond (688)              ____________%    Total Return (731)                               ____________%
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                         SEASONS SERIES TRUST
Contrafund(R) (708)                            ____________%    Mid Cap Value (690)                              ____________%
Equity-Income (709)                            ____________%    SUNAMERICA SERIES TRUST
Growth (713)                                   ____________%    Balanced (737)                                   ____________%
Mid Cap (714)                                  ____________%    VALIC COMPANY I
Money Market (689)                             ____________%    Dynamic Allocation* (696)                        ____________%
FRANKLIN TEMPLETON VARIABLE INSURANCE                           Emerging Economies* (691)                        ____________%
PRODUCTS TRUST                                                  Foreign Value* (692)                             ____________%
Franklin Mutual Shares VIP - Class 2 (716)     ____________%    International Equities Index* (738)              ____________%
Franklin Small Cap Value VIP - Class 2* (715)  ____________%    Mid Cap Index (739)                              ____________%
INVESCO VARIABLE INSURANCE FUNDS                                Nasdaq-100(R) Index (741)                        ____________%
Global Real Estate* (701)                      ____________%    Science & Technology* (742)                      ____________%
Growth and Income (745)                        ____________%    Small Cap Index* (743)                           ____________%
International Growth* (700)                    ____________%    Stock Index (744)                                ____________%
JANUS ASPEN SERIES                                              VALIC COMPANY II
Enterprise (719)                               ____________%    Mid Cap Value (693)                              ____________%
Forty (717)                                    ____________%    Socially Responsible (694)                       ____________%
JPMORGAN INSURANCE TRUST                                        Strategic Bond (695)                             ____________%
Core Bond (925)                                ____________%    OTHER: ______________                            ____________%
                                                                                                                      100%

                                                                *If you select the Guaranteed Minimum Death Benefit (GMDB) rider there are investment requirements for these investment options.
                                                                Please refer to the prospectus or sales illustration.

________________________________________________________________________________
AGLC107631-2014                             Page 3 of 5

MODIFIED ENDOWMENT CONTRACT

CONTRACT If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
             [ ] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL      I (or we, if Joint Owners), hereby authorize AGL   to act on
APPROPRIATE  telephone instructions or e-service instructions, if elected,
BOX HERE:    to transfer values among the variable divisions and the AGL
             Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

             [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

             [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

             AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST  1.  Have you, the Proposed Insured or Owner (if different), received the variable universal
BE ANSWERED.            life insurance policy prospectus and the investment choices brochure describing the
                        investment options?                                                                       [ ]yes   [ ]no

                    2.  Do you understand and acknowledge:
                        a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                           WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE
                           POLICY AND THE UNDERLYING ACCOUNTS?                                                    [ ]yes   [ ]no

                        b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED
                           ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT
                               OR ANY STATE GOVERNMENT?                                                           [ ]yes   [ ]no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                               AGENCY, FEDERAL OR STATE?                                                          [ ]yes   [ ]no

                        c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                           DECLARED FIXED INTEREST ACCOUNT?                                                       [ ]yes   [ ]no

                        d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR
                           THE ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                 [ ]yes   [ ]no

                        e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
                           THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                     [ ]yes   [ ]no

                        f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE
                           OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                           CERTAIN EXPENSE DEDUCTIONS?                                                            [ ]yes   [ ]no

                    3.  Do you believe the Policy you selected meets your insurance and investment objectives
                        and your anticipated financial needs?                                                     [ ]yes   [ ]no

________________________________________________________________________________
AGLC107631-2014                           Page 4 of 5

ELECTRONIC DELIVERY CONSENT

               American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

               This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail:

                    .    Contract prospectuses and supplements
                    .    Investment option prospectuses and supplements
                    .    Statements of additional information
                    .    Annual and semi-annual investment option reports
                    .    Financial Statements

               This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 9318, Amarillo, TX 79105-9318, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

               In order to participate in this delivery method, you must have access to the following:

                    .    Browser software, such as Microsoft Internet Explorer,
                         or equivalent
                    .    Communication access to the Internet

               Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

               We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

               Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

               By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

               I consent to receive electronic delivery of the documents specified above.

               _________________       _________________________________________
               Initials of Owner       Please provide your e-mail address

SIGNATURES

SIGNATURES     _________________________________________________________________
               Signed at (city, state)

               _________________________________________________________________
               Print name of Broker/Dealer

               X_________________________  ___________________  ________________
                Registered representative  State license #      Date

               X______________________________________________  ________________
                Primary proposed insured                        Date

               X______________________________________________  ________________
                Owner (If different from Proposed Insured)      Date

               X______________________________________________  ________________
                Joint Owner (If applicable)                     Date

________________________________________________________________________________
AGLC107631-2014                            Page 5 of 5